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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 15, 2004


                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)


          MARYLAND                      001-13417               13-3950486
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
     of Incorporation)                                       Identification No.)


379 THORNALL STREET, EDISON, NEW JERSEY                            08837
(Address of Principal Executive Offices)                         (ZIP Code)


        Registrant's telephone number, including area code (732) 548-0101



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Company"), is reporting that an error was made in the computation of the tax components of its distributions for each of the years ended December 31, 2001, 2002 and 2003. These errors will not have any impact on the Company's previously filed financial statements for 2001, 2002 and 2003.

The errors related to the computation of the Company's tax earnings and profits for each of 2001, 2002 and 2003 and had the effect of overstating the return of capital component of the Company's distributions for those years and correspondingly understating the dividend component.

In order to address the error in these calculations, for tax year 2003, the Company has prepared revised Forms 1099-DIV and, as of March 15, 2004, has begun distributing those revised Forms 1099-DIV to its shareholders. With respect to tax years 2002 and 2001, the Company is in the process of preparing revised Forms 1099-DIV and will provide those to its 2002 and 2001 shareholders once they are completed.




                         [Signature on following page.]









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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Hanover Capital Mortgage Holdings, Inc.



                                    /s/ J. Holly Loux
                                    --------------------------------------------
                                    Name: J. Holly Loux
                                    Title: Chief Financial Officer and Treasurer


Date: March 15, 2004























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